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                                                                 Exhibit (h)(11)

                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 1
                                       TO
                  FUND ACCOUNTING AND ADMINISTRATION AGREEMENT

     WHEREAS, Excelsior Funds Trust (the "Company"), SEI Investments Global Fund Services (formerly SEI Investments Mutual Funds Services) ("SEI"), Federation Services Company ("FSC") and U.S. Trust Company, N.A. (formerly U.S. Trust Company) ("UST") desire to amend the Fund Accounting and Administration Agreement dated as of June 4, 2001 (the "Agreement") by and among them to update certain contact information and to include the Enhanced Tax Advantaged International Fund and the Equity Income Fund as investment portfolios of the Company covered by the Agreement; and

     WHEREAS, the Fund Accounting and Administration Agreement, as expressly amended hereby, shall continue in full force and effect.

     The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

     The addresses provided in Section 9 of the Agreement regarding notice to the Company only, shall be revised to read as follows:

     Michael R. Rosella, Esq.
     Paul, Hastings, Janofsky & Walker LLP
     75 East 55th Street
     New York, New York  10022
     Telecopier Number:  (212) 319-4090

     The names of each series of the Company as listed in Exhibits A, B and C to the Agreement are hereby amended and restated as follows:

                              Excelsior Funds Trust

                  Equity Fund
                  Income Fund
                  Total Return Bond Fund
                  Mid Cap Value Fund
                  Optimum Growth Fund
                  High Yield Fund
                  International Equity Fund
                  Enhanced Tax Advantaged International Fund
                  Equity Income Fund

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     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below as of __________, 2003.

                                                   EXCELSIOR FUNDS TRUST


                                                   _____________________________
                                                   Name:
                                                   Title:


                                                   SEI INVESTMENTS GLOBAL FUND
                                                   SERVICES

                                                   _____________________________
                                                   Name:
                                                   Title:


                                                   FEDERATED SERVICES
                                                   CORPORATION

                                                   _____________________________
                                                   Name:
                                                   Title:


                                                   U.S. TRUST COMPANY, N.A.

                                                   _____________________________
                                                   Name:
                                                   Title: